UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		10/14/2026

HYSTER-YALE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54799	31-1637659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 Landerbrook Drive, Suite 300
Cleveland	(440)
OH	449-9600	44124-4069
(Address of principal executive offices)	(Registrant's telephone number, including area code)	(Zip code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	HY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2026, the Board of Directors (the “Board”) of Hyster-Yale, Inc. (the “Company”) appointed Matthew Cornell to serve as the Company’s Senior Vice President, Chief Financial Officer (“CFO”), effective November 1, 2026. In connection with such appointment and in order to ensure an orderly transition of duties, the Board has determined that Rajiv K. Prasad, President and Chief Executive Officer of the Company, will continue to serve as the Company’s principal financial officer until the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2026 (Mr. Prasad has been serving in that capacity since January 1, 2026), following which Mr. Cornell will assume the role of principal financial officer on November 4th.

Prior to joining the Company, Mr. Cornell, 46, served as President and General Manager, Specialty Tools & Storage Solutions for Stanley Black & Decker, Inc. (“Stanley”), a global manufacturer of customer tools and outdoor equipment, from October 2022 to October 2025 and as the Chief Financial Officer, Industrial Segment for Stanley from May 2020 to June 2024.

In connection with his appointment as CFO, Mr. Cornell has entered into an offer letter with the Company setting his initial base salary at a rate of $605,000 per year. Pursuant to the offer letter, Mr. Cornell is also expected to receive the following additional compensation and benefits for his service as CFO: (1) annual participation in the Company’s Annual Incentive Plan (or successor program), with an annual target cash payout opportunity (that can be earned from 0% to 150% based on performance) equal to 60% of his role’s salary midpoint (which is $626,800 for 2026) (for 2026, this award will be prorated based on Mr. Cornell’s date of hire); (2) annual participation in the Company’s Long-Term Equity Incentive Plan, with an annual target payout opportunity (that can be earned from 0% to 200% based on performance) equal to 90% of his role’s salary midpoint (which, again, is $626,800 for 2026, plus a 15% uplift pursuant to the plan terms) and payment made 65% in transfer-restricted shares and 35% in cash (for 2026, this award will also be prorated based on Mr. Cornell’s date of hire); (3) a special sign-on cash bonus of $75,000 ($30,000 paid on Mr. Cornell’s first payroll date and $45,000 paid upon completion of his relocation (if occurring prior to August 1, 2027)); (4) a one-time award of 3,500 shares of stock (plus cash in the amount of 35% of the total value of such award) under the Company’s Supplemental Long-Term Equity Plan (fully vested shares subject generally to transfer restrictions for five years); (5) a perquisite cash allowance of $20,000 per year; (6) customary executive relocation and tax assistance benefits (subject to certain repayment requirements if Mr. Cornell were to resign within his first two years of employment); and (7) participation in certain standard employee health, welfare and retirement benefits (including vacation and paid-time-off benefits). Mr. Cornell has also agreed to abide by customary non-compete, confidentiality and other standard new hire employment terms, and is expected to comply with certain customary pre-employment conditions.

There are no arrangements or understandings between Mr. Cornell and any other persons pursuant to which he was appointed CFO. There are no family relationships between Mr. Cornell and any director or executive officer of the Company, and there are no related party transactions between the Company and Mr. Cornell that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 15, 2026		HYSTER-YALE, INC.

		By:	/s/ Suzanne Schulze Taylor
Name: Suzanne Schulze Taylor
Title: Senior Vice President, General Counsel and Secretary